Exhibit 99.1

The OLB Group Updates Shareholders on Risk Management Initiatives and Contactless Payments Capabilities

NEW YORK, March 20, 2020 (GLOBE NEWSWIRE) -- The OLB Group, Inc. ("OLBG," “we,” “us,” “our,” or the "Company"), a FinTech company, issues a letter to shareholders from the Company’s chief executive officer, Ronny Yakov:

Dear Fellow Shareholders,

Over the last several weeks, we have taken initiatives to minimize the risks to our business and protect our shareholders as the COVID-19 epidemic expands across the globe. Our entire team is fully committed and working diligently to support our merchants through these difficult times. Most of our merchants have contactless payment acceptance capabilities through their point of sale solutions as well as ecommerce and mobile contactless payment acceptance capabilities to eliminate the need for physical payments to help reduce the spread of the virus. The following initiatives, including an extensive business continuity plan, have been implemented:

Risk Management:

•	Enhanced risk controls and safeguards have been put in place for merchants that sell products with an extended delivery time frame, products paid in advance, catering, ticketing, limo and travel related merchants
•	For those employees that will be working from home, we have implemented a “remote work” policy and provided employees with the technology necessary to do so
•	For those employees that require office attendance, we are taking significant steps to ensure seamless service delivery while safeguarding employee health

Contactless Payments:

•	Most of our merchants have contactless payment acceptance capabilities through their point of sale devices from equipment manufacturers such as Ingenico, PAX, Poynt and Verifone which are fully integrated into ShopFast POS SecurePay-PaymentGatewy and OmniSoft platform.
•	We launched an initiative to deploy contactless payment acceptance equipment to merchants that don’t currently have it, as well as integration with Apple Pay and Android pay.
•	Mobile contactless payment acceptance is available through ShopFast, APPs which can be downloaded from Apple’s App Store and Google’s Google Play Apps.
•	Online ecommerce payments through shopping carts allow our merchants to sell their products and services to customers that prefer to shop from the convenience of their homes.

We will continue proactively managing the situation and providing support for our merchants moving forward, and we remain focused on our mission of building value for our shareholders as the world works its way out of this crisis.  We believe that our experience, dedicated and talented staff, and our ongoing focus on our business will allow us to emerge stronger than ever.  We wish our shareholders, partners, merchants, and their loved one’s good health during these difficult times.

Sincerely,

Ronny Yakov
Chief Executive Officer
The OLB Group, Inc.

About The OLB Group, Inc. (OLBG)

The OLB Group, Inc. is a commerce service provider that delivers fully outsourced private label shopping solutions to highly trafficked websites and retail locations. We provide end-to-end e-commerce, mobile and retail solutions to customers. These services include electronic payment processing, cloud-based multi-channel commerce platform solutions for small to medium-sized businesses and crowdfunding services. The Company is focused on providing these integrated business solutions to merchants throughout the United States through three wholly-owned subsidiaries, eVance, Inc., Omnisoft.io, Inc., and CrowdPay.us, Inc.

OLB Group, Inc.’s common stock is traded Over-The-Counter on the OTCQB under the stock symbol: OLBG. Additional information about the Company can be found at http://www.olb.com

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce applications to our current merchants and the integration of our secure payment gateway with our crowd funding platform. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, uncertainty regarding our ability to integrate the companies that we have recently acquired and to repay outstanding indebtedness and fund our operations. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, our actual results may differ significantly from management’s expectations. These risks and uncertainties include those factors described in greater detail in the risk factors disclosed in our Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those anticipated in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release, in the case of documents referred to herein, the date of those documents. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investors & Analysts Contact:

Ronny Yakov
Chief Executive Officer
(212) 278-0900
ir@olb.com